UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 14, 2020

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	NJMC CSE	OTCMarkets: QB Canadian Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2020, the Company entered into a Real Estate Purchase and Sale Agreement with Craig Ward (the "Ward Purchase Agreement") to purchase 368 acres of real property located in Shoshone County, including the patented mining claims, with both surface and mineral rights, commonly known as the Ward Land-East (the "Ward Land").  The purchase price for the Ward Land was $750,000 and the closing date of the Ward Land purchase was February 18, 2020.

On February 18, 2020 (the "Closing Date") the Company also entered into Convertible Note Purchase Agreements with and issued Convertible Promissory Notes (the "Convertible Notes") with an aggregate principal amount of $885,000, to nine accredited investors.

The Convertible Notes mature thirty-six months following the Closing Date (the "Maturity Date") and bear interest at a rate equal to eight percent per annum simple interest.  The Company is obligated to make monthly interest-only payments and all unpaid principal and interest is due and payable on the Maturity Date.  The Convertible Notes may be prepaid by the Company, in whole or in part, without the written consent of the investors.  Failure to make timely payments or observe applicable Company covenants, and voluntary or involuntary bankruptcy or insolvency proceedings would constitute an event of default under the Convertible Notes and entitle the investors to declare all unpaid principal and interest payments to be immediately due and payable.  The Convertible Notes are secured by a single real estate mortgage encumbering the Ward Land and other unencumbered real property currently owned by the Company located in Shoshone County, Idaho and commonly known as the Potosi property.  At the election of the investors or upon the occurence of a Corporate Event, as defined in the Convertible Notes, the Convertible Notes are convertible into common stock of the Company at a conversion price of eighteen cents ($0.18) per share.

The foregoing descriptions of the Ward Purchase Agreement, Convertible Note Purchase Agreement and Convertible Note do not purport to be complete and are qualified in their entirety by reference to the complete copies of the documents attached hereto as exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Convertible Notes described in Item 1.01 are debt obligations of the Company arising other than in the ordinary course of business, which constitute direct financial obligations of the Company.  Please see the description of the material terms of the Convertible Notes in Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The Company entered into the Convertible Note Purchase Agreements and Convertible Notes in the aggregate amount of $885,000 as described above under Item 1.01, which is incorporated by reference.  The Convertible Notes were issued in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Section 30-14-202 of the Idaho Uniform Securities Act of 2004.

Item 9.01. Financial Statements and Exhibits

d) Exhibits

10.1Form of Convertible Note Purchase Agreement dated as of February 18, 2020.

10.2Form of Convertible Promissory Note dated as of February 18, 2020

99.1Press Release dated February 20, 2020 entitled, “New Jersey Mining Company Expands its Land Position – Consolidates Holdings in the Murray Gold Belt”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ John Swallow

John Swallow

Its:  President & CEO

Date: February 20, 2020